UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2022

Astria Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Suite 1400
Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 7.01.	Regulation FD Disclosure.

On December 15, 2022, Astria Therapeutics, Inc. (the “Company,” “we” or “us”) issued a press release announcing preliminary results from its Phase 1a clinical trial evaluating the safety, pharmacokinetics, and pharmacodynamics of STAR-0215. A copy of the press release is furnished hereto as Exhibit 99.1.

In connection with the announcement, the Company will host a call and webcast on December 15, 2022 at 8:30 a.m. ET. Call details are contained in the press release referenced above. Accompanying slides may be accessed through the “Investors” section of the Company’s website at www.astriatx.com. A copy of these slides is furnished hereto as Exhibit 99.2.

The information furnished under this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed incorporated by reference into any other filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

In connection with the announcement of the preliminary results from the Company’s Phase 1a clinical trial, the Company is announcing the following updated overview of the Company’s business and summary of recent developments.

Overview

We are a biopharmaceutical company focused on the discovery, development and commercialization of novel therapeutics. Our mission is to bring hope with life-changing therapies to patients and families that are affected by rare and niche allergic and immunological diseases. Our lead product candidate is STAR-0215, a potential best-in-class monoclonal antibody inhibitor of plasma kallikrein in clinical development for the treatment of hereditary angioedema (“HAE”), a rare, debilitating and potentially life-threatening disease. STAR-0215 has the potential to be the most patient-friendly chronic treatment option for HAE, based on the preclinical and clinical data generated to date and the existing HAE treatment landscape.

The treatment options for patients with HAE have improved, however, there is remaining unmet medical need and the global market for HAE therapy is strong and growing. We estimate that the global HAE therapy market was approximately $2.3 billion in 2021 and that it has the potential to grow to $4.5 billion by 2027 due to earlier diagnosis of patients, an increase in patients taking preventative treatments and geographic expansion for currently available therapies. Our vision for STAR-0215 is to develop a best-in-class monoclonal antibody inhibitor of plasma kallikrein able to provide long-acting, effective attack prevention for HAE with dosing once every three months or longer. Targeted plasma kallikrein inhibition can prevent HAE attacks by suppressing the pathway that generates bradykinin and causes excessive swelling. In an in vitro preclinical study, we observed that STAR-0215 is at least as potent as lanadelumab, a plasma kallikrein inhibitor that has been approved by the U.S. Food and Drug Administration (the “FDA”), for the treatment of HAE, in inhibiting the generation of bradykinin. In an in vivo preclinical study in non-human primates, we observed that STAR-0215 has a half-life that is approximately three time longer than lanadelumab. We submitted an Investigational New Drug application (“IND”) for STAR-0215 in June 2022 and the FDA cleared the IND for STAR-0215 in July 2022. We initiated a Phase 1a clinical trial for STAR-0215 in August 2022. The Phase 1a randomized, double blind, placebo controlled single ascending dose clinical trial is evaluating the safety, pharmacokinetics (“PK”) and pharmacodynamics (“PD”) of STAR-0215 at a single U.S. center. We have enrolled 25 healthy subjects who have received a single dose of STAR-0215 or placebo in three cohorts of 100mg, 300mg, and 600mg administered subcutaneously, with subjects in each cohort randomized 3:1 to receive active drug vs. placebo. Subjects in the trial are being followed for safety, PK and PD for a total of up to 224 days.

Recent Developments

On December 15, 2022, we reported preliminary data from our Phase 1a clinical trial of STAR-0215. The preliminary data were based on a data cut-off date of December 5, 2022 and include safety data with respect to all enrolled subjects for 84 days following administration and PK and PD data with respect to the subjects enrolled in the 100mg and 300mg cohorts for 84 days following administration and 56 days following administration for the subjects enrolled in the 600mg cohort.

Key findings as of the data cut-off date include:

•	STAR-0215 was well-tolerated at all dose levels. The most common treatment-related adverse event was mild (Grade 1) self-resolving injection site reaction, which most commonly was site redness. There were no clinically relevant changes in liver enzymes or coagulation parameters, serious adverse events or discontinuations.
•	Administration of STAR-0215 resulted in rapid and sustained achievement of drug levels consistent with levels associated with clinical benefit, with the observed concentrations of STAR-0215 being proportional to dose levels.
•	PK and PD results in the 300mg and 600mg cohorts were consistent with levels associated with clinical benefit for up to three months.
•	The estimated half-life of STAR-0215 was up to 110 days, which supports dosing once every 3 months or potentially less frequently.
•	Modeling of the PK results suggests that an initial 600mg dose of STAR-0215 followed by 300mg doses every three months thereafter would potentially be capable of maintaining drug concentration levels above the threshold associated with clinical benefit.
•	PD results showed rapid and robust target engagement with plasma kallikrein inhibition through at least three months following a single dose of STAR-0215. Administration of STAR-0215 resulted in statistically significant reductions in factor XIIa-activated cleaved high molecular weight kininogen (“cHMKW”) through 84 days in the 300mg cohort and through the latest measurement date in the 600mg cohort, which was day 56, with levels of inhibition of cHMKW consistent with levels shown to prevent HAE attacks.

Based on these preliminary data, we plan to initiate a Phase 1b/2 proof of concept trial called ALPHA-STAR, or Astria Long-Acting Prophylaxis for Hereditary Angiodema: STAR-0215, in participants with HAE in the first quarter of 2023. This Phase 1b/2 trial will be a global, multi-center, open-label, single and multiple dose proof-of-concept clinical trial in people with HAE and will evaluate safety, tolerability, HAE attack rate, PK, PD and quality of life in patients. Each qualifying participant will receive at least one dose of STAR-0215 and may be eligible to roll into a long-term open label trial. With the ALPHA-STAR clinical trial, we aim to demonstrate durable activity compatible with robust clinical benefit in people living with HAE and to use the results to inform dose selection for a Phase 3 pivotal trial. We expect to report initial results from the single and multiple dose cohorts in mid-2024.

The preliminary data from the Phase 1a trial also suggest that there could be an opportunity to dose STAR-0215 less frequently than every three months. As a result, we plan to evaluate the potential for 6-month dosing with additional healthy subject cohorts in the Phase 1a trial starting in the first quarter of 2023 with initial results expected in the fourth quarter of 2023.

In addition, the Company is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Form 10-K”) with the following risk factor. This risk factor should be read in conjunction with the risk factors included in the 2021 Form 10-K.

Interim topline and preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

From time to time, we may publish interim topline or preliminary data from our clinical trials. Interim data from clinical trials that we may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Preliminary or topline results also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. As a result, interim and preliminary data should be viewed with caution until the final data are available. Adverse differences between preliminary or interim data and final data could significantly harm our reputation and business prospects.

Item 9.01.	Exhibits.

Exhibits

Number	Description
99.1	Press Release, dated December 15, 2022
99.2	Company Presentation, dated December 15, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of applicable securities laws and regulations, including statements with respect to: expectations regarding the potential significance of the preliminary results from the Phase 1a STAR-0215 trial, the plans to add additional cohorts to the trial and the anticipated nature and timing of receipt of the data from such additional cohorts; expectations regarding the timing of initiation, design and timing and nature of the anticipated proof of concept results from the planned Phase 1b/2 clinical trial of STAR-0215; the longer term development plans for STAR-0215; the potential attributes and differentiated profile of STAR-0215 as a treatment for HAE, including its potential best-in-class pharmacokinetic profile, potential dosing frequency, clinical benefit and those suggested by the preliminary results from the STAR-0215 Phase 1a trial, preclinical and pharmacokinetic modeling data; the potential commercial opportunity for STAR-0215 in HAE; the need for effective treatments for HAE; the potential for six-month dosing of STAR-0215; and the Company’s goal to meet the unmet needs of patients with rare and niche allergic and immunological diseases. We use words such as "aims," “anticipate,” “believe,” “estimate,” “expect,” "goals," “hope,” “intend,” “may,” "opportunity," “plan,” “predict,” “project,” “target,” “potential,” “would,” "vision," “can,” “could,” “should,” “continue,” and other words and terms of similar meaning to help identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks and uncertainties related to: changes in applicable laws or regulations; the possibility that we may be adversely affected by other economic, business, and/or competitive factors, including the COVID-19 pandemic; risks inherent in pharmaceutical research and development, such as: adverse results in our drug discovery, preclinical and clinical development activities, the risk that the results of pre-clinical studies may not be replicated in clinical studies, that the preliminary results from the Phase 1a trial may not be indicative of the final results, that the results of early stage clinical studies may not be replicated in later stage clinical studies, the risk that we may not be able to enroll sufficient patients in our clinical trials on a timely basis, and the risk that any of our clinical trials may not commence, continue or be completed on time, or at all; decisions made by, and feedback received from, the U.S. Food and Drug Administration and other regulatory authorities on our regulatory and clinical trial submissions and other feedback from potential clinical trial sites, including investigational review boards at such sites, and other review bodies with respect to STAR-0215 and any other future development candidates; our ability to manufacture sufficient quantities of drug substance and drug product for STAR-0215 and any other future product candidates on a cost-effective and timely basis, and to develop dosages and formulation for STAR-0215 and any other future product candidates that are patient-friendly and competitive; our ability to develop biomarker and other assays, along with the testing protocols therefore; our ability to obtain, maintain and enforce intellectual property rights for STAR-0215 and any other future product candidates; our potential dependence on collaboration partners; competition with respect to STAR-0215 or any of our other future product candidates; the risk that survey results and market research may not be accurate predictors of the commercial landscape for HAE and the anticipated position and attributes of STAR-0215 in HAE based on its clinical data to date, pre-clinical profile, pharmacokinetic modeling and other data; our ability to manage our cash usage and the possibility of unexpected cash expenditures; our ability to obtain necessary financing to conduct our planned activities and to manage unplanned cash requirements; the risks and uncertainties related to our ability to recognize the benefits of any additional acquisitions, licenses or similar transactions; and general economic and market conditions; as well as the risks and uncertainties discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the period ended December 31, 2021, and in other filings that we may make with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing our view as of any date subsequent to the date of this Current Report on Form 8-K, and we expressly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRIA THERAPEUTICS, INC.

Date: December 15, 2022	By:	/s/ Ben Harshbarger
Ben Harshbarger
Chief Legal Officer